CLOSING STATEMENT
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Closing Date........................................     May 2, 2000 ("Closing Date")
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Investor............................................     Crescent International Ltd. ("Investor")
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Company.............................................     American Access Technologies Inc. ("Company")
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Transaction.........................................     This  closing  represented  the  initial  closing  of  the purchased  sale by the  Company to  Investor  of shares of the  Company's  Common  Stock  pursuant to Stock  Purchase
                                                         Agreement   dated  May  2,  2000  (the   "Stock   Purchase
                                                         Agreement").   Capitalized  terms  not  otherwise  defined
                                                         herein  shall  have  the  meaning  assigned  by the  Stock
                                                         Purchase Agreement.
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Maximum Commitment Amount...........................     $15,000,000
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Discounted Market Price                                  $4.6766
   on the Subscription Date.........................
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Shares of Common Stock Sold.........................     406,278
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Closing Disbursements:
1.  Aggregate Investment Amount.....................     $      1,900,000
2.  Less: Put Fee (Schedule 10.1)...................     $        150,000
3.  Less: Put Fee (1.0% - Schedule 10.1)............     $         19,000
4.  Less: Class Action Legal Opinion Fee............     $          2,080
5.  Less: Transaction Costs.........................     $          5,035
6.  Net to Company..................................     $      1,723,885
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Actions at Closing:
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1.  Stock Purchase Agreement........................     The Investor and the Company  executed the Stock  Purchase
                                                         Agreement.
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2.  Registration Rights Agreement...................     The  Investor and the Company  executed  the  Registration
                                                         Rights Agreement.
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3.  Incentive Warrant...............................     The Company  executed and delivered the Incentive  Warrant to the Investor.
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4.  Early Put Warrants..............................     The Company  executed  and  delivered an Early Put Warrant to the Investor.
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5.  Instructions to Transfer Agent..................     The Company  executed and delivered  irrevocable  Issuance
                                                         Instructions  to the Transfer Agent and the Transfer Agent
                                                         confirmed and accepted such  instructions.  A copy of such instructions  and  acceptance  has  been  received  by the
                                                         Investor's legal counsel.
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6. Legal Opinion....................................     Joel Bernstein, Esq. P.A. delivered a legal opinion.
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7. Wire Transfer....................................     Upon  confirmation  of above actions by  Investor's  legal counsel,  Investor will wire to the Company the Net Amount of  $1,723,885,  indicated on the front page  hereof,  and thereafter  deliver to the Transfer  Agent a Wire Transfer
                                                         Notice indicating  completion of delivery by wire transfer to the Company the Net Amount of $1,723,885.
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Acknowledged and Agreed:


Crescent International Ltd.                              American Access Technologies Inc.

By:                                                      By:
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Total Pursuant to the Stock Purchase Agreement                                                      $ 15,000,000.00
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Early Put                                                                                           ($1,900,000.00)
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Subsequent Put/Closing                                                                                       ($.00)
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Remaining Balance                                                                                    $13,100,000.00
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